AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2000 REGISTRATION NO. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             --------------------

                                 INCHORUS.COM
            (Exact Name of Registrant as Specified in Its Charter)

     NEVADA                                     7372                            86-0891610
(State or Other Jurisdiction of       (Primary Standard Industrial   (I.R.S. Employer Identification No.)
Incorporation or Organization)            Classification Code)


                     2401 MISSION COLLEGE BLVD., SUITE 259
                            SANTA CLARA, CA  95054
                                (408) 496-6668
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

                  1998-1999 Option and Consulting Agreements

                               MR. WILLIAM YUAN
                                   PRESIDENT
                                 INCHORUS.COM
                     2401 MISSION COLLEGE BLVD., SUITE 259
                                (408) 496-6668
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                            -----------------------
                                   COPY TO:
                            CATHRYN S. GAWNE, ESQ.
                          PATRICIA P. ZAHEDANI, ESQ.
                           SILICON VALLEY LAW GROUP
                       152 NORTH THIRD STREET, SUITE 900
                          SAN JOSE, CALIFORNIA 95112
                                (408) 286-6100


If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the  following  box. [X]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
                                                           PROPOSED
                                         PROPOSED          MAXIMUM
                                         MAXIMUM           AGGREGATE     AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE    OFFERING PRICE    OFFERING      REGISTRATION
TO BE REGISTERED         REGISTERED      PER UNIT (1)      PRICE         FEE
-----------------------------------------------------------------------------------------

Common Stock,
 $.001 par value         1,196,493 shares     $0.83        $990,696.20   $261.54


Total                    1,196,493 shares     $0.83        $990,696.20   $261.54
-----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                             --------------------
                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) The Registrant's prospectus dated February 11, 2000, filed with the Securities and Exchange Commission, pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
     (b) The description of Common Stock contained in the section of the above-referenced prospectus entitled "Description of Capital Stock".

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide for indemnification of the officers and directors of the Registrant to the full extent permitted by law. The Nevada Private Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to:

- any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation; and

- any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful.

To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The Nevada Private Corporation Law also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     The Registrant intends to enter into indemnification agreements with its directors and officers. These agreements provide, in general, that the Registrant will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of the Registrant or its affiliates to the fullest extent permitted by Nevada law.

     The Registrant maintains liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


     The following Exhibits are filed as a part of this registration statement:

Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1                 Softlink, Inc., Stock Option Agreement for Options Granted
                    1998 Stock Options

4.2                 Softlink, Inc. letter re: Softlink Stock Option
                                              ---------------------

4.3 Option Agreement, dated November 10, 1999 between Softlink, Inc., and Chu Chi Wai Allan.

4.4 Consulting Contract, dated July 31, 1998 between Softlink, Inc. and Christopher J. Daly

4.5                 Agreement, dated August 17, 1998 between Softlink, Inc. and
                    MagiTech Studios

4.6 Employment Contract, dated August 17, 1998 between Softlink, Inc. and Ted Feng.

5.1                 Opinion of Silicon Valley Law Group.

23.1                Consent of Silicon Valley Law Group (included in Exhibit
                    5.1)

23.2                Consent of BDO Seidman, LLP

24.1                Power of Attorney (see page II-5).

ITEM 9.  UNDERTAKINGS

     (a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on June 6, 2000.

                                        INCHORUS.COM

                                        By:   /s/ WILLIAM YUAN
                                            _______________________
                                            William Yuan
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints William Yuan and Ralph G. Coan, Jr., and each of them severally, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                         DATE
---------                -----                         ----


/s/ WILLIAM YUAN
______________________   Chief Executive Officer       June 6, 2000
    William Yuan         President
                         Director


/s/ EDMUND T. LEUNG
______________________   Chief Technical Officer       June 6, 2000
    Edmund T. Leung      Director


/s/ JOHNSON C. LEE
______________________   Chairman                      June 6, 2000
    Johnson C. Lee


/s/ RALPH G. COAN, JR.
______________________   Chief Financial Officer       June 6, 2000
    Ralph G. Coan, Jr.   Vice President of Operations

                                 EXHIBIT INDEX


Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1                 Softlink, Inc., Stock Option Agreement for Options Granted
                    1998 Stock Options

4.2                 Softlink, Inc. letter re: Softlink Stock Option
                                              ---------------------

4.3 Option Agreement, dated November 10, 1999 between Softlink, Inc., and Chu Chi Wai Allan.

4.4 Consulting Contract, dated July 31, 1998 between Softlink, Inc. and Christopher J. Daly

4.5                 Agreement, dated August 17, 1998 between Softlink, Inc. and
                    MagiTech Studios

4.6 Employment Contract, dated August 17, 1998 between Softlink, Inc. and Ted Feng.

5.1                 Opinion of Silicon Valley Law Group

23.1                Consent of Silicon Valley Law Group (included in Exhibit
                    5.1)

23.2                Consent of BDO Seidman, LLP

24.1                Power of Attorney (see page II-5).